FORM	Exhibit 99.2
Liz Claiborne, Inc.
2008 Stock Option Grant Confirmation

Associate Name:	«First_Name» «Last_Name»

Associate Emplid#:	«ID»

Grant Dates (conditioned on continued employment on each such date):

December 1, 2008

March 16, 2009

June 1, 2009

September 1, 2009

Number of Shares Granted on each Grant Date:	«Options_Granted»

Exercise Price for each Grant:	Closing FMV on each Grant Date

Vesting Schedule for each Grant:	100% on December 1, 2011
WHILE EVERY EFFORT HAS BEEN MADE TO ENSURE THE ACCURACY OF THIS INFORMATION, THESE FIGURES ARE
SUBJECT TO FINAL AUDIT.
THE GRANT OF AN OPTION SHALL NOT CONFER ON THE RECIPIENT ANY RIGHT TO CONTINUE IN THE EMPLOY OR
OTHER SERVICE OF THE COMPANY, OR AFFECT ANY RIGHT WHICH THE COMPANY MAY HAVE TO TERMINATE SUCH
EMPLOYMENT OR SERVICE.

Stock Option Grant Certificate — Terms and Conditions
1.	Option Grant — Pursuant to the Liz Claiborne, Inc. 2005 Stock Incentive Plan (the “Plan”), Liz Claiborne, Inc. (the “Company”) hereby grants to the person named on the applicable grant confirmation statement (the “Optionee”) a nonqualified stock option (the “Option”) to purchase the number of shares of common stock of the Company at the purchase prices specified on the applicable grant confirmation statement, conditioned on the Optionee’s continued employment with the Company on each such grant date. It is intended that the Option shall not qualify as an “incentive stock option” as defined in section 422 of the Internal Revenue Code of 1986, as amended.
2.	Exercisability — Subject to the further terms included herein, the Option shall become exercisable on the dates indicated on the grant confirmation statement, provided in each case that the Optionee is then and has at all times since the grant date remained an employee or otherwise in the service of the Company. Unless earlier terminated pursuant to the provisions of the Plan, the unexercised portion of the Option shall expire and cease to be on the seventh anniversary of the respective grant dates of the Option. The Option may be partially exercised from time to time up to the amount of shares exercisable at such time as set forth above.
3.	Exercising Options — Subject to the terms and conditions of the Plan, the Optionee may exercise Options by giving notice of exercise to the Company accompanied by payment of the aggregate Option exercise price for the shares being purchased together with any amount which the Company or its subsidiaries may be required to withhold upon such exercise in respect of applicable foreign, federal, state and local taxes, all in such manner as specified from time to time by the Company. Each such exercise notice shall specify the number of shares of Company common stock to be purchased, the Option exercise price, the grant date, and such other matters as may be required by the Company or the Company’s Compensation Committee (the “Committee”). Payment shall be made by certified or official bank check, or, at the discretion of the Committee and to the extent permitted by law, by such other means as the Committee may from time to time permit.
4. Termination of Employment
4.1	If the Optionee’s employment terminates for any reason other than retirement, disability, death, dismissal for cause or resignation without the Company’s prior consent, the Optionee may exercise the Option — to the extent it was granted and exercisable at the time of such termination — until the earlier of the seventh anniversary of the grant date of the Option (pursuant to Section 2 above), and the expiration three months following the termination of employment.

4.2	If the Optionee’s employment terminates due to the Optionee’s retirement, the Optionee may exercise the Option — to the extent it was granted and exercisable at the time of such termination — until the earlier of the seventh anniversary of the grant date of the Option (pursuant to Section 2 above), and the third anniversary of the Optionee’s Retirement. “Retirement” shall mean the Optionee’s ceasing to be employed by the Company and any of its affiliates (other than a termination for cause or a resignation without the Company’s prior consent) on or after Optionee’s 65th birthday, on or after the date on which Optionee has attained age 60 and completed at least six years of vesting service (as defined in and determined under the Liz Claiborne Savings and Profit Sharing Plan, as the same has been and may from time to time be amended) or, if approved by the Committee, on or after the date Optionee has completed at least 20 years of vesting service.

4.3	If the Optionee’s employment is terminated due to the Optionee’s disability (as defined in the Plan), the Optionee may exercise the Option — to the extent it was granted and exercisable at the time of such termination — until the earlier of the seventh anniversary of the grant date of the Option (pursuant to Section 2 above), and the first anniversary of the date of the Optionee’s termination of employment.

4.4	If the Optionee dies while employed by the Company or after employment terminates but during a period in which the option is exercisable pursuant to Section 4.1, 4.2 or 4.3 above, the Optionee’s beneficiaries may exercise the Option — to the extent it was granted and exercisable at the time of such termination — until the earlier of the seventh anniversary of the grant date of the Option (pursuant to Section 2 above), and the first anniversary of the Optionee’s death.

4.5	If the Company terminates Optionee’s employment for cause or the Optionee resigns without the Company’s prior consent, the Option shall terminate upon the commencement of business on the date of the Optionee’s termination of employment.
5.	Plan Provisions to Prevail — The Option is subject to all of the terms and provisions of the Plan. Without limiting the generality of the foregoing, by accepting the grant of the Option the Optionee agrees that no member of the Committee shall be liable for any action or determination made in good faith with respect to the Option, the Plan or any other award under the Plan. In the event that there is any inconsistency between the provisions of this Certificate and the Plan, the provisions of the Plan shall govern.
6.	Notices — Any notice to be given to the Company hereunder shall be in writing and shall be addressed to the Chief Financial Officer, Liz Claiborne, Inc., One Claiborne Avenue, North Bergen, NJ 07047, or at such other address as the Company may hereafter designate to the Optionee by notice as provided in this Section 6. Any notice to be given to the Optionee hereunder shall be addressed to the Optionee’s home address of record, or at such other address as the Optionee may hereafter designate to the Company by notice as provided herein. A notice shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive it.
7.	Right of Discharge Preserved — The grant of the Option and the terms set forth in this Certificate shall not confer upon the Optionee the right to continue in the employ or other service of the Company, nor shall it affect any right that the Company may have to terminate such employment or service.
8.	Transferability/Exercise After Death - The Option is not assignable or transferable otherwise than by will or by the laws of descent and distribution. The Option may be exercised only by the Optionee or the Optionee’s legal representative or, after the Optionee’s death, by the Optionee’s executor or administrator or other duly appointed representative reasonably acceptable to the Committee, unless the Participant’s will specifically disposes of the Option, in which case the Option may be exercised only by the recipient of such specific disposition. Any such individual or entity that exercises the Option after the Optionee’s death shall be bound by all the terms and conditions of the Plan and this Certificate.
9.	Entire Agreement — This Certificate and the Plan contain all of the terms of the Option and supersede all prior agreements and understandings between the Company and the Optionee with respect to the Option.
10.	Successors and Assigns — The terms of this Certificate shall be binding upon and inure to the benefit of the Company and the Optionee and the successors and assigns of the Company and, to the extent consistent with Section 4.4 above and with the Plan, the heirs and personal representatives of the Optionee.
11.	Governing Law — The Option and this Certificate shall be interpreted, construed and administered in accordance with the laws of the State of Delaware.
12.	Receipt of Prospectus — By accepting delivery of this Certificate, the Optionee acknowledges that he or she has received a copy of the Prospectus relating to the options and the shares of Company common stock covered thereby under the Plan.